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                                  EXHIBIT 99.3
                                   FACT SHEET
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                  STERLING FINANCIAL CORPORATION (NASDAQ: SLFI)

     Sterling Financial Corporation, headquartered in Lancaster, Pennsylvania, provides a broad range of financial services, including personal and business banking, leasing, insurance and wealth management. The markets served are among the fastest growing counties in south central Pennsylvania and northern Maryland. Sterling operates 49 banking locations and 56 ATMs through its subsidiary banks: Bank of Lancaster County, N.A., the flagship bank established in 1863; Bank of Hanover and Trust Company, acquired in 2000 with assets of $561 million; First National Bank of North East; and Bank of Lebanon County.

Market Statistics (As of 9/30/01):

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
Stock price (9/30/01):                EPS 2001 (annualized):              Subordinated debt:
$21.35                                $1.60                               NONE
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52-week range (Hi-Low):               EPS 2002E:**                        Shareholder Equity:
$26.00 - $15.00                       NOT AVAILABLE                       $153,671,000
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Book value:                           P/E 2002E: **                       Shares O/S:
$12.27                                NOT AVAILABLE                       12,516,307
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Dividend:                             Avg Daily Trading Volume:           Market Cap:
$.80 ANNUALLY                         1 Year 11,480 SHARES                $267,223,000
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Dividend Yield:                       Avg Daily Trading Volume:           Insider Ownership:
3.75%                                 3 mos. 9,493 SHARES                 15%
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



Loan Portfolio (as of 9/30/01): (in thousands)

      Commercial & industrial          $  191,628         18.0%
      Commercial mortgage                 315,792         29.6
      Consumer                            303,799         28.5
      Residential mortgage                172,349         16.1
      Lease finance receivables            83,044          7.8
                                       ----------        -----
               TOTAL                   $1,066,612        100.0%
                                       ----------        -----

Financial Performance*:  (Dollars in thousands, except EPS and where indicated)

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                                 3Q'01             2Q'01              3Q'00            YTD 2001            YTD 2000
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
Net Interest Income          $   14,877         $   14,244         $   13,630         $   42,826         $   41,200
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Non-Interest Income              11,026             11,577              9,292             32,598             27,809
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Loan Loss Provision                 290                495                158              1,088                447
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Non-Interest Exp                 19,062             18,553             16,876             54,975             49,903
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Net Income                        5,066              5,238              4,651             15,049             14,315
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EPS                                 .40                .42                .37               1.20               1.14
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Assets (EOP)                  1,794,779          1,786,962          1,668,222          1,794,799          1,668,222
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ROE (realized equity)             14.10%             15.01%             14.32%             14.36%             14.32%
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ROA                                1.11%              1.19%              1.12%              1.14%              1.19%
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Net interest margin                3.99%              3.95%              3.98%              3.93%              4.13%
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Efficiency ratio**                 62.8%              65.0%              62.6%              63.5%              62.6%
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


*     As reported, excluding merger-related expenses.

** Calculation determined on a tax-equivalent basis, excluding non-operating securities and other asset gains, and non-recurring expenses. Depreciation on operating lease assets is netted against rental income for efficiency ratio purposes.